UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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GLOBE SPECIALTY METALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GLOBE SPECIALTY METALS, INC.

One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

Notice of 2013 Annual Meeting of
Stockholders and Proxy Statement

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Globe Specialty Metals, Inc. to be held on Tuesday, December 3, 2013, commencing at 9:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

The proxy materials describe the formal business to be transacted at the annual meeting and a report on the operations of the Company. Officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 that contains detailed information concerning the Company’s activities and operating performance.

The business to be conducted at the annual meeting consists of the election of six directors. The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

Your vote is important. Please vote your shares now, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but it will ensure that your vote is counted.

Sincerely,

GLOBE SPECIALTY METALS, INC.

Alan Kestenbaum
Executive Chairman

New York, NY

October 28, 2013

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on December 3, 2013

This Proxy Statement and our Annual Report to Stockholders

are available at http:/www.edocumentview.com/GSM.

GLOBE SPECIALTY METALS, INC.

One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

Notice of Annual Meeting of Stockholders
to be Held ON DECEMBER 3, 2013

To the Stockholders of Globe Specialty Metals:

Notice is hereby given that the annual meeting of stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), will be held on Tuesday, December 3, 2013, commencing at 9:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119, for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of Globe common stock as of the close of business on October 24, 2013 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY

October 28, 2013

GLOBE SPECIALTY METALS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on December 3, 2013

INTRODUCTION

General

This proxy statement is being furnished to the stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), in connection with the solicitation of proxies by Globe’s Board of Directors (the “Board”) for use at the annual meeting of Globe’s stockholders to be held on Tuesday, December 3, 2013, commencing at 9:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119, and at any adjournments thereof, for the purposes specified in the accompanying notice of meeting (the “Annual Meeting”).

Stockholders of record at the close of business on October 24, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting. Holders of a majority of Globe’s outstanding common stock, par value $0.0001 per share (the “Stock”), as of the Record Date, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

At the Record Date, 75,311,017 shares of Stock were outstanding and entitled to vote at the Annual Meeting. Each stockholder at the Record Date is entitled to one vote for each share of Stock so held. Each share of Stock outstanding on the Record Date is entitled to one vote on each of the six director nominees and one vote on each other matter.

This proxy statement and the accompanying form of proxy are first being sent or delivered to stockholders on or about November 4, 2013.

Matters to be Considered

The purpose of the Annual Meeting is to vote on the election of six directors.

As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are Globe officers.

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Voting and Recommendation of the Board

All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated on a proxy, the Stock represented thereby will be voted as recommended by the Board, namely “FOR” the election as directors of each of the six nominees listed below under Proposal No. 1.

Vote Required

Directors are elected by a plurality of votes cast and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

How to Vote

You can vote your Stock either by attending the Annual Meeting and voting in person or by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your Stock as you have instructed. You may authorize the proxies to vote your Stock in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your Stock. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

Revocation of Proxies

A stockholder returning a proxy to Globe may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting in person may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

Stockholders Sharing the Same Surname and Address.

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may receive only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, Attn: Corporate Secretary, telephone: (212) 798-8122. If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL NO. 1

Election of Directors

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, six Globe directors, who will constitute the entire Board. Each nominee listed below is currently serving as a Globe director. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board.

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The six nominees for election as Globe directors and certain information regarding them are as follows:

Name	Age	Director since

Alan Kestenbaum	51	December 2004

Stuart E. Eizenstat	70	February 2008

Franklin L. Lavin	56	September 2008

Donald G. Barger, Jr.	70	December 2008

Thomas A. Danjczek	66	March 2009

Alan R. Schriber	68	September 2012

Business Experience of Nominees for Election as Directors

Mr. Kestenbaum has served as Executive Chairman and director since our inception in December 2004, and served as Chief Executive Officer from our inception through May 2008. From June 2004, Mr. Kestenbaum served as Chairman of Globe Metallurgical, Inc., until its acquisition by us in November 2006. He has over 25 years of experience in metals including finance, distribution, trading and manufacturing. Mr. Kestenbaum is a founder and the Chief Executive Officer of Marco International Corp. and its affiliates, a finance trading group specializing in metals, minerals and other raw materials, founded in 1985. Mr. Kestenbaum began his career in metals with Glencore, Inc. and Philipp Brothers in New York City. He received his B.A. in Economics cum laude from Yeshiva University, New York.

Mr. Eizenstat has served as a member of our Board since February 2008 and is the Chairman of our Nominating Committee. Mr. Eizenstat is Senior Counsel of Covington & Burling LLP in Washington, D.C. and heads the law firm’s international practice. He served as Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999. Mr. Eizenstat served as Under Secretary of Commerce for International Trade from 1996 to 1997 and was the U.S. Ambassador to the European Union from 1993 to 1996. During the Clinton Administration he also served as Special Representative of the President and Secretary of State on Holocaust Issues. From 1977 to 1981 he was Chief Domestic Policy Advisor in the White House to President Carter. He is a trustee of BlackRock Funds and a member of the Board of Directors of United Parcel Service, Inc. and Alcatel-Lucent. He serves on the Advisory Board of GML Ltd., and Office of Cherifien de Phosphates. He has received eight honorary doctorate degrees and awards from the United States, French, German, Austrian, Belgian and Israeli governments. He is the author of “Imperfect Justice: Looted Assets, Slave Labor, and the Unfinished Business of World War II” and “The Future of the Jews: How Global Forces are Impacting the Jewish People, Israel, and its Relationship with the United States.” He currently serves as Special Adviser to Secretary of State Kerry on Holocaust-Era Issues.

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Mr. Lavin has served as a member of our Board since September 2008 and is a member of our Audit Committee and of our Nominating Committee. Mr. Lavin has been the Chairman and CEO of Export Now since 2010.  He has served as Chairman of the Public Affairs practice for Asia-Pacific at Edelman since 2009. Previously he was the Managing Director and Chief Operating Officer of Cushman & Wakefield Investors Asia where he was responsible for building the firm’s private equity business in Asia between 2007 and 2009. Prior to that, between 2005 and 2007, Mr. Lavin served as Under Secretary for International Trade at the United States Department of Commerce. From 2001 to 2005, Mr. Lavin was the U.S. Ambassador to the Republic of Singapore. Between 1996 and 2001, Mr. Lavin worked in Hong Kong and Singapore in senior banking and management positions at Citibank and Bank of America. Earlier in his career, Mr. Lavin served as Deputy Assistant Secretary of Commerce for Asia and the Pacific during the George H.W. Bush Administration. During the Reagan Administration, Mr. Lavin served in the White House as Director of the Office of Political Affairs. He also served as Deputy Executive Secretary of the National Security Council. He is a director of United Overseas Bank.  Mr. Lavin earned a B.S. from the School of Foreign Service at Georgetown University; a M.S. in Chinese Language from Georgetown University; a M.A. in International Relations and International Economics from the School of Advanced International Studies at the Johns Hopkins University; and an M.B.A. in Finance at the Wharton School at the University of Pennsylvania. Mr. Lavin served as a Lieutenant Commander in the U.S. Naval Reserves.

Mr. Barger has served as a member of our Board since December 2008 and is Chairman of our Audit Committee and Chairman of our Compensation Committee. Mr. Barger had a successful 36 year business career in manufacturing and services companies. He retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. from December 2000 to August 2007 and from August 2007 until his retirement as advisor to the CEO. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger served on the Board of Directors, and was a member of the Audit Committee for his entire nineteen year tenure at Gardner Denver, Inc. until the company’s sale in July 2013, serving as chair of the committee seventeen of those years. He also served on the Board of Directors of Quanex Building Products Corporation for sixteen years, retiring in February 2012. Additionally, he served on the Audit Committee for fourteen years and was its Chair for most of the time he was a member of the committee. He also serves on the Board of Directors of Precision Aerospace Components, Inc. Mr. Barger earned a B.S. from the U.S. Naval Academy and an M.B.A. from the University of Pennsylvania.

Mr. Danjczek has served as a member of our Board since March 2009 and is a member of our Audit Committee and our Compensation Committee. Mr. Danjczek has been President of the Steel Manufacturers Association since 1998. The association represents thirty six North American steel manufacturers that operate collectively 128 plants and employ 48,000 people. Prior to that he was an executive with the Wheeling-Pittsburgh Steel Corporation, the Bethlehem Steel Corporation and the Kaiser Steel Corporation. Mr. Danjczek earned a B.S. from Villanova University and a Masters Degree in Industrial Management from Purdue University.

Mr. Schriber has served as a member of our Board since September 2012. Mr. Schriber currently is a consultant. He was Chairman of the Public Utilities Commission of Ohio from 1999 to 2010, which oversees the regulation of electric, natural gas, telecommunication, water, and commercial transportation. He also served as the Chairman of the Ohio Power Siting Board from 1999 to 2010. Prior to his public service, he was President of ARS Broadcasting Corp., an owner and operator of radio stations in Indiana, from 1989 to 1997. He also was as an Assistant Professor of Economics at Miami University in Oxford, Ohio from 1977 to 1983. Mr. Schriber has served as a member of the Board of Directors of Cincinnati Bell Inc., a diversified telecommunications and technology services company, since 2011 and serves as a director of American Transmission Company, an owner and operator of high-voltage electric transmission systems. Mr. Schriber received a Ph.D. in Economics from Indiana University, an M.S. in Economics from Miami University, and a B.S. in Economics from the University of Wisconsin.

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Board, Committees and Corporate Governance

There are currently six Board members. Except for Mr. Kestenbaum who serves as our Executive Chairman, all of our current directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). In addition, Messrs. Lavin, Barger, Schriber and Danjczek are “independent directors” as defined by Securities Exchange Act Rule 10A-3 pertaining to Audit Committee members. The independent directors regularly meet without Mr. Kestenbaum in attendance. During the 2013 fiscal year, there were five Board meetings, and in addition the Board took action by written consent in lieu of a meeting on six occasions. No director attended less than 75% of the aggregate of (a) the total number of Board meetings (in person or by telephone) and (b) meetings of Board committees on which he served (during the period that he served). We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The current charters for the Audit Committee, the Compensation Committee and the Nominating Committee are attached to this proxy statement. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership

Director	Audit Committee	Compensation Committee	Nominating Committee

Donald G. Barger, Jr.	Chair	Chair

Stuart E. Eizenstat			Chair

Franklin L. Lavin	X		X

Thomas A. Danjczek	X	X

Alan R. Schriber	X

Audit Committee.  Each of the members of our Audit Committee satisfies independence standards promulgated by the Securities and Exchange Commission (“SEC”) and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Barger meets the SEC’s qualifications to be an “audit committee financial expert.” During the fiscal year ended June 30, 2013, the Audit Committee met four times. In addition, members of the Audit Committee frequently communicate with our financial and accounting staff. Our Audit Committee is responsible for, among other things:

•	reviewing and providing guidance to the Board and management in respect of our principal financial reporting and audit policies;

•	the qualification, selection, retention, independence, performance and compensation of our independent registered public accounting firm;

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•	the adoption of an independent accountant non-audit services policy and the approval of audit and non-audit services;

•	discussion of and recommendation of the audited financial statements, review of financial reporting issues and review of earnings news releases;

•	preparation of the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement;

•	obtaining from our independent registered public accounting firm a written statement concerning their independence, actively discussing with them any disclosed relationships or services that may impact their objectivity or independence and taking, or recommending to the full board, any appropriate action;

•	overseeing accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff;

•	overseeing internal audit functions;

•	reviewing and approving transactions between us and our directors, officers and affiliates; and

•	establishing procedures for receipt and treatment of complaints received by us regarding accounting, internal control and auditing matters.

Compensation Committee.  Each member of our Compensation Committee is qualified as independent under the current definition promulgated by NASDAQ. During the fiscal year ended June 30, 2013, our Compensation Committee took action at three meetings. The members of the Compensation Committee had numerous discussions with members of senior management, the Company’s finance and accounting staff, outside counsel, a compensation consultant, and occasionally with the Company’s investment bankers. In addition they reviewed data regarding relative performance and met numerous times to discuss compensation matters. Our Compensation Committee is responsible for, among other things:

•	taking action with respect to the compensation levels of officers and other senior executives, including recommending to the full Board the compensation of our Executive Chairman and approving the compensation of our other executive officers;

•	administering our bonus plans, equity-based compensation plan, deferred compensation plans and similar programs, including the exercise of negative judgment in the administration of bonus plans;

•	determining, based upon management input and proposals, compensatory awards to executives under compensation plans and similar programs;

•	assisting management in preparing our Compensation Discussion and Analysis and preparing the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement; and

•	reviewing and making recommendations to the Board regarding the compensation of directors.

Nominating Committee.  Each member of our Nominating Committee is qualified as independent under the current definition promulgated by NASDAQ. Our Nominating Committee met once with respect to this Annual Meeting. Our Nominating Committee is responsible for, among other things:

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•	identifying and recommending to the Board for selection individuals qualified to become Board members, consistent with qualification standards and other criteria approved by the Board for selecting directors; and

•	reviewing and providing guidance on the independence of nominees, consistent with applicable federal and state regulations and NASDAQ requirements.

Director Nominations and Qualifications

The Nominating Committee proposes nominees for election to the Board. In evaluating nominees to serve on the Board, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding Globe values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of “diversity,” the independent directors have discussed diversity considerations of potential Board nominees within the context of nominating new Board members. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, experience in business areas related to our potential growth areas, international experience, understanding of relevant regulatory authorities, understanding of market entry issues, people skills, business judgment, creativity and other factors that promote alignment of the Board with the interests of stockholders.

The members of the Nominating Committee utilize a variety of methods for identifying and evaluating nominees for director. They periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Committee members will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee members through the Chairman, other current Board members, professional search firms, stockholders or other persons. These candidates are evaluated regularly and may be considered at any point during the year. The Nominating Committee has not in the past retained any third party to assist in identifying nominees for Board membership.

When considering whether the proposed nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board focused primarily on the factors discussed above and the information described in each of the directors’ individual biographies set forth above in the section above entitled “Business Experience of Nominees for Election as Directors.”

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Each of the directors has extensive experience as a business leader and has a strong understanding of business operations and the Company’s industry. Each of the directors has earned university or graduate degrees in disciplines that are valuable to the Board including engineering, science, business and finance. The Board considered Mr. Kestenbaum’s entrepreneurial skills and his experience with the Company as its founder. His knowledge of the Company’s business and products is essential to the Board’s understanding of the Company. With regard to Mr. Danjczek, the Board considered his strong industry background. With regard to Messrs. Barger, Eizenstat and Lavin, the Board considered their significant experience, expertise and background in financial and international trade matters. The Board considered Mr. Schriber’s knowledge and experience in the regulation of power generating utilities, which is useful to the Board and management as they evaluate growth opportunities, which may depend in part upon the availability of reliable and economically efficient sources of electric power. Each of Messrs. Lavin and Eizenstat has experience in the private equity business, which adds value to the Board’s understanding of business development, financing, strategic alternatives and industry trends. Mr. Eizenstat also brings insight on environmental issues through his government service and private sector experience in climate change issues. Mr. Schriber provides additional insight through his management experience as President of ARS Broadcasting Corp. and his academic training in economics. The Board also considered that Messrs. Barger, Eizenstat, Schriber and Lavin serve, and Messrs. Kestenbaum has served, on the boards of directors of other public companies.

Stockholder Recommendations

The Nominating Committee considers stockholder recommendations for candidates to serve on the Board. Stockholders entitled to vote for the election of directors may recommend candidates to serve on the Board by sending a timely notice, in proper form, to the attention of the Chairman of the Nominating Committee in care of the Company’s executive offices at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119. If the notice is not timely and in proper form, the nominee will not be considered by the Nominating Committee. To be timely for the 2014 annual meeting of our stockholders, the notice must be received within the time frame set forth in “Stockholder Proposals” below. To be in proper form, the notice must contain the following: the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the board of directors, if elected, a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential board member.

Candidates for director who are properly recommended by the Company’s stockholders will be evaluated in the same manner as any other candidate for director. The Nominating Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a member of our Board. The Nominating Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Leadership Structure

The positions of Executive Chairman and Chief Executive Officer currently are separated. The Board believes that this structure best serves the Company’s needs at this time. The current structure reflects the significantly different services provided by Mr. Kestenbaum and Mr. Bradley. Mr. Kestenbaum, as the founder of the Company and in view of his business experience, has special insight into the industry and the Company’s strategic position in the industry. He principally focuses on growth, business development and other strategic issues. Further, in his position as Executive Chairman, he helps maintain separate oversight of management and provides an interface between the Board and management. Mr. Bradley, as Chief Executive Officer, principally focuses on managing and directing operational matters, including in conjunction with the Chief Financial Officer, financial and administrative matters, including periodic reporting. The Board intends to periodically review and consider whether the positions of Executive Chairman and Chief Executive Officer should be combined or separated as part of its regular review of the effectiveness of our governance structure.

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Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted at the Board level and, where relevant to a committee’s duties, through the committees of the Board. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure discussed above encourages communication between management, the Executive Chairman and the independent directors. We believe that this communication improves the Company’s identification and implementation of effective risk management strategies.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines specify, among other things, that:

•	a majority of the Board shall be composed of directors that are independent from the Company’s management;
•	the Board and Committees shall have specific duties and authorities, as set forth in the Committee Charters and restated in the Corporate Governance Guidelines;
•	nominees for the Board shall have specific qualifications and shall be selected for election to the Board, as set forth in Nomination Committee Charter, the Corporate Governance Guidelines and this Proxy Statement;
•	the Board and Board Committees shall conduct annual self-evaluations;
•	the Company shall maintain a Code of Business Conduct and Ethics applicable to directors, officer and employees;
•	the Company shall maintain a means for stockholders to communicate directly with the directors, as set forth in this Proxy Statement; and
•	the Company shall maintain director and executive officer stock ownership requirements, as set forth in this Proxy Statement.

The full text of our Corporate Governance Guidelines are available upon written request.

Our certificate of incorporation and bylaws do not require the vote of a super-majority in order to adopt amendments. If the Board were to propose an amendment to our certificate of incorporation, such an amendment, in accordance with the Delaware General Corporation Law, could be approved by the vote of the holders of a majority of the outstanding Stock. Under the Delaware General Corporation Law, stockholders may propose amendments to the bylaws. Such an amendment could be approved by a majority of the votes cast at a meeting with a quorum.

Risk-Related Compensation Policies and Practices

The Compensation Committee has reviewed the risk profile of its executive and non-executive compensation programs. The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Services of Compensation Consultant

During fiscal 2013, the Compensation Committee retained Hay Group to provide data and advice with respect to (a) the evaluation of the 2012 Proxy Statement, (b) the evaluation of relative performance and the exercise of negative discretion in the administration of bonus plans and (c) the revision of the Company’s identified peer group.

Communications with the Board

Individuals may communicate with the Board or any director by writing c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, attention Corporate Secretary. Communications to the non-employee directors may be sent to the same address. We promptly forward all such correspondence to the indicated directors.

Code of Business Conduct and Ethics

The Company has adopted a code of conduct and ethics applicable to all Company employees, including the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and also its directors. The code is available on the Company’s website at www.glbsm.com and is available in print to any stockholder who requests a copy. Any amendment to the code will promptly be posted on the website. The Company intends to satisfy the disclosure requirements under Item 5.05 of Securities Exchange Act Form 8-K regarding any waiver or amendment of the code with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such required information on the Company’s website.

Director Stock Ownership Policy

The Board believes that Stock ownership allows directors to better understand the viewpoint of stockholders and incentivizes them to enhance stockholder value. As a result, in November 2010, the Board adopted a director Stock ownership policy. The Stock ownership policy requires each independent director to retain an aggregate amount of equity and/or equity equivalents having a market value at least equal to three times that director’s annual director cash compensation. The policy requires that each director attain the specified ownership level within five years after his date of election to the Board or November 10, 2015 (which is five years after the commencement of the Stock ownership guidelines), whichever is later, through the acquisition of equity and/or equity equivalents in an amount of at least 15% of the target each year. The value of the equity and/or equity equivalents held by each director is measured on an after tax basis at the end of each quarter, based upon the closing Stock price.

The Board’s Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the SIX persons nominated to serve as a director of the Company for the ensuing year.

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INDEPENDENT registered public accounting firm

KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since 2009. The Audit Committee is currently considering the selection of an independent registered public accounting firm for the year ending June 30, 2014.

The following table presents aggregate fees billed to us for the years ended June 30, 2013 and 2012, for professional services rendered by KPMG.

	2013	2012
	($ in thousands)
Audit Fees	$2,399	$1,689
Audit-Related Fees	-	251
Tax Fees	91	3
All Other Fees	-	-
Total Fees	$2,490	$1,943

Audit Fees.  Audit fees consisted of fees billed by KPMG for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.

Audit-Related Fees.  Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees.  Tax fees consist of tax advice and tax planning services.

The Audit Committee of the Board has determined that the provision by KPMG of the non-audit services described above is compatible with maintaining the independence of KPMG.

Policy on Audit Committee pre-approval of audit and permissible non-audit services

All engagements for services by KPMG or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be pre-approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by KPMG for the fiscal years ended June 30, 2013 and June 30, 2012.

A representative of KPMG LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement, if he or she desires to do so and will be available to respond to appropriate questions.

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of October 24, 2013, there were 75,311,017 shares of Stock outstanding. The following table sets forth certain information regarding beneficial ownership of Stock as of October 24, 2013 by each stockholder known by us to be the beneficial owner of more than 5% of Stock, each of our Named Executive Officers, each of our current directors and for all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Stock that may be acquired by an individual or group within 60 days of October 24, 2013, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 75,311,017 shares of Stock outstanding on October 24, 2013. Brokers or other nominees may hold shares of our Stock in “street name” for customers who are the beneficial owners of the shares. As a result, we may not be aware of each person or group of affiliated persons who own more than 5% of our Stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Directors and Executive Officers:
Alan Kestenbaum (1)	11,912,813	15.81
Jeff Bradley (2)	917,656	1.22
Malcolm Appelbaum (3)	56,524	*
Stephen Lebowitz (4)	188,671	*
Joseph Ragan	-	-
Stuart E. Eizenstat (5)	42,388	*
Donald G. Barger, Jr. (6)	45,947	*
Thomas A. Danjczek (7)	42,573	*
Franklin L. Lavin (8)	18,017	*
Alan R. Schriber	-	-
All directors and executive officers as a group (10 individuals) (9)
Five Percent Stockholders:
Royce & Associates, LLC (10)	9,994,372	13.27
745 Fifth Avenue New York, NY 10151
BlackRock, Inc. (11)	6,780,341	9.00
40 East 52nd Street New York, NY 10022
Baron Capital Group, Inc. (12) 767 Fifth Avenue, 49th Floor New York, NY 10153	4,001,812	5.31
The Vanguard Group (13) 100 Vanguard Blvd. Malvern, PA 19355	3,825,552	5.08

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*	Less than one (1%) percent.

(1)	Includes 1,781,250 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(2)	Includes 897,656 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(3)	Includes 49,218 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(4)	Includes 188,671 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(5)	Includes 39,751 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(6)	Includes 39,751 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(7)	Includes 39,751 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(8)	Includes 14,751 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(9)	Includes 3,050,799 shares issuable upon exercise of options exercisable within 60 days of October 24, 2013.

(10)	Based upon a Schedule 13G/A filed with the SEC on January 11, 2013. Royce & Associates, LLC acts as an investment manager for various accounts. One account, Royce Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, held 4,026,606 shares .

(11)	Based upon a Schedule 13G/A filed with the SEC on January 31, 2013.

(12)	Based upon a Schedule 13G filed by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc., Baron Capital Management, Inc. (“BCM”), Baron Small Cap Fund (“BSC”) and Ronald Baron with the SEC on February 14, 2013. BAMCO and BCM are subsidiaries of BCG. BSC is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG.

(13)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Globe officers and directors and persons who own more than 10% of the Stock to file reports on changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed all of their reports related to non-exempt transactions on a timely basis during the fiscal year ended June 30, 2013. We also believe these persons filed all of their reports related to exempt transactions on a timely basis during the fiscal year ended June 30, 2013, except for one report on Form 4 that was filed late on behalf of each of Messrs. Kestenbaum, Bradley, Appelbaum and Lebowitz, each report representing one exempt transaction. In addition, a report on Form 3 was filed late on behalf of Mr. Ragan.

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AUDIT Committee Report

The Audit Committee is composed of four non-employee directors (Messrs. Barger, Danjczek, Lavin and Schriber), each of whom is considered an “independent” director for the purposes of the applicable rules of NASDAQ and the SEC. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is attached to the proxy statement in which this Report appears. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” directors as independence is defined by NASDAQ Rule 4200(a)(15).

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of NASDAQ with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the Company’s independent registered public accounting firm, and it discussed with the independent registered public accounting firm the adequacy of the Company’s internal controls and the overall scope and specific plans for their audit.

The Audit Committee has reviewed and discussed with management Globe’s audited consolidated financial statements as of and for the year ended June 30, 2013 and has discussed with Globe’s independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the accountants the accountants’ independence and considered whether the provision of non-audit services by the accountants is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements be included in Globe’s Annual Report on Form 10-K for the year ended June 30, 2013, for filing with the SEC.

THE AUDIT COMMITTEE
Donald G. Barger, Jr., Chairman
Thomas A. Danjczek
Franklin L. Lavin
Alan R. Schriber

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Compensation Discussion and Analysis

Compensation Philosophy

The objective of our compensation program is aligned with our goal to be a consistently high performing growth company. Our roots and current culture are entrepreneurial, and the compensation philosophy is consistent with those roots and culture. A concise statement of the philosophy is – shareholders win, executives win. Practically, this means a performance-based culture with a compensation system that permits executives and other employees to earn total compensation within the entire spectrum of other peer companies depending upon our performance and our relative performance. More specifically, our current performance-based compensation is formula driven and non-discretionary, adjustable only through negative judgment exercised based on the relative performance of the Company. This past year’s (i.e., calendar year 2012 as the program is a calendar year program) compensation clearly evidences this philosophy in practice as compensation was substantially reduced because not only was the Company’s performance lower than the prior calendar year but also because it trailed its peers for the relevant period. This manifested itself in two ways: (i) the application of the non-discretionary formula performance-compensation bonuses were reduced (in the highest cases in excess of 70%) and (ii) the Compensation Committee exercised negative discretion to reduce compensation a further 20%.

Our compensation strategy specifically focuses on, and is intended to influence, total return to stockholders by focusing on growth in operating earnings, including EBITDA, and efficient management of our operations, as measured by return on committed capital and cash flow generation. In determining compensation under our current performance-based plans, we evaluate our earnings, including modified EBITDA and modified cash flow, relative to comparable companies and require a minimum modified EBITDA return on modified committed capital of 20% before awarding performance-based compensation based on our results. To be clear: under our current performance-based plans, if the above-mentioned return on committed capital threshold is not met, no performance-based compensation is earned or paid. For calendar year 2012, a 20% modified EBITDA return on modified committed capital was approximately equivalent to a 7.5% net operating profit after tax divided by modified committed capital. For purposes of comparison, on December 31, 2012 Bloomberg published the Company’s weighted average cost of capital as 12.9%.

We believe that these factors encourage management to meet our objectives and maintain a results-oriented culture. Additionally, the compensation programs are intended to provide competitive compensation to support the successful retention and recruitment of key personnel to meet our business objectives.

Process in Setting Executive Compensation

The Board maintains an independent Compensation Committee, composed of Messrs. Barger and Danjczek. The Compensation Committee charter authorizes and directs the Committee, among other things, to:

•	Develop their independent view, with the assistance of management (and advisors, as needed), compensation policies that will clearly articulate the relationship of corporate performance to executive compensation, reward executives for the Company’s progress and attract and retain the highest quality executives;

•	Determine, based on management proposals and assistance, compensation and awards to executives;

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•	Adopt and maintain policies and procedures relating to the granting of stock options, restricted stock and other equity-based compensation awards; and

•	Develop, based on management proposals and assistance, the terms of new employment agreements and the amendment of existing employment agreements.

The Committee participates in the development of, and reviews and approves the renewal or modification of, the employment agreements for the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer.  The Committee directs the development of, and reviews the renewal or modification of, the employment agreement for the Executive Chairman and submits it to the Board for approval.

Elements of Executive Compensation Arrangements

General.  Our executive compensation arrangements include five components:

•	Base salary
•	Annual bonus
•	Equity incentives
•	Retirement benefits
•	Other benefits

Although we have not adopted any formal guidelines for allocating total compensation among these components, we implement and maintain compensation plans intended to tie a substantial portion of each executive’s overall compensation to the achievement of corporate performance objectives. We view each of the components of the compensation program as distinct but related. We set each of the components separately, but we also review the entire amount of compensation and may make discretionary adjustments in one or more of the individual components based upon the evaluation of the total.  However, we do not believe that significant compensation derived from one component of compensation, such as salary or bonus, should necessarily negate or reduce compensation from other elements, such as equity appreciation. Based upon performance, our executives may receive total compensation well above the median of other peers. Conversely, performance-related compensation, such as annual bonus, may be significantly less than the median of other companies in the metal manufacturing industry, or, indeed, zero.

Our executive compensation program is designed to encourage long-term value creation. We enter into multi-year employment agreements with our executive officers. During fiscal 2011, we renewed Mr. Kestenbaum’s employment agreement through November 2014 and Mr. Bradley’s employment agreement through May 2015. During fiscal 2013, we entered into a new employment agreement with Mr. Ragan through May 2016 and renewed Mr. Lebowitz’s employment agreement through December 2016. Consistent with this approach, we grant our executive officers awards with multi-year service periods to encourage them to focus on long-term performance. In order to encourage retention of executive officers, our employment agreements with these officers provide for severance payments if their employment is terminated by the Company without cause or by the executive for good reason.

We do not provide supplemental retirement benefits to our executive officers, and the Committee takes this into consideration in connection with setting other compensation.

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With the approval of our stockholders, based upon the long-term, multi-year nature of our employment arrangements and in order to allow our executive compensation program to be evaluated in relation to our long-term performance, we solicit an advisory vote of our stockholders on our compensation program once every three years. The last vote was held at our November 2011 stockholders meeting, at which the holders of 85% of our outstanding stock (approximately 99% of the shares voted) voted, on an advisory basis, to approve our compensation program.

Base salary.  The executive employment agreements provide for base salaries. We do not apply specific formulas to determine base salaries. Bases salaries are the product of negotiation with the executive, but we generally seek to establish salaries that we believe are commensurate with the salaries being paid to executive officers serving in similar roles at peer companies, based upon our general familiarity with practices at other companies. In establishing the base salaries of executive officers, we take into account a number of factors, including the executive’s seniority, position, functional role, level of responsibility and individual performance. To date, we have not increased annual base salaries during the terms of the employment agreements.

Annual bonus. In addition to base salaries, our executive officers are eligible to receive annual bonuses. We enter into annual bonus arrangements with our executive officers intended to provide incentives to achieve corporate goals and to achieve individual business goals. We have adopted bonus plans under our 2012 Long-Term Incentive Plan which specify annual awards to our Executive Chairman, Chief Executive Officer, Chief Financial Officer and Chief Legal Officer based upon modified EBITDA, modified cash flow and a minimum, threshold return on committed capital, as described below. These plans are not discretionary other than the ability of the Compensation Committee to exercise negative discretion to lower amounts awarded. In addition, we entered into individual awards, specifying individual performance goals, for Mr. Appelbaum and Mr. Lebowitz for the calendar year ended December 31, 2012, and we have entered into individual awards, specifying individual performance goals, for Mr. Ragan and Mr. Lebowitz for the calendar year ending December 31, 2013. We have also adopted bonus plans which specify awards to our Executive Chairman, Chief Executive Officer and Chief Legal Officer based upon the achievement of specified levels of total stockholder return during the calendar year ending December 31, 2013.

In determining compensation under our current performance-based plans, we evaluate our earnings, including modified EBITDA and modified cash flow, and require a minimum return on modified committed capital of 20% before awarding performance-based compensation based on our results. If the minimum return on modified committed capital of 20% is not achieved, no performance-based compensation is earned under the plan. In addition, the performance based compensation calculated based upon our modified EBITDA and modified cash flow may be reduced based upon an evaluation of our performance relative to comparable companies. Indeed, the performance-based compensation was negatively adjusted for the calendar year ended December 31, 2012. We monitor performance results on a quarterly basis and review the performance measures annually to make sure our plans and awards remain consistent with the Company’s strategy.

The Company records and reports its results on a June 30 fiscal year basis but pays its executives on a calendar year basis. As a result, we measure performance and all other metrics as of December 31 of the relevant year. In order to facilitate a better understanding of the correspondence of our fiscal year results with the calendar year based performance-based compensation we pay, we provide summary information below showing the corresponding calendar year operating results.

Level One Plan. The Annual Executive Bonus Plan for the Executive Chairman and the Chief Executive Officer (the “Level One Plan”) provides for an annual cash bonus pool based upon calendar year results. The formula for establishing the pool is fixed in the plan and is not discretionary. The bonus pool amount is calculated as the sum of eight percent of modified EBITDA, as defined in the plan, plus two percent of modified free cash flow, as defined in the plan. In determining modified EBITDA and modified free cash flow, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shut-down expenses or transaction expenses for acquisitions or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation.

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The percentage amounts of modified EBITDA and modified free cash flow were set at levels intended to provide superior bonus levels for the Executive Chairman and for competitive bonus levels for the Chief Executive Officer at levels of modified EBITDA and modified cash flow that are proportionately comparable to the results of peer companies and to provide superior bonuses for superior modified EBITDA and modified cash flow results. We believe that the total compensation set for the Executive Chairman is consistent with the value Mr. Kestenbaum brings to the Company.

The payment of any bonus under the Level One Plan is subject to the Company meeting a threshold performance requirement that the fraction determined by dividing modified EBITDA for the year ended December 31 by the average committed capital, as defined in the plan, for the year ended December 31, exceed 20%.  We believe that this requirement places a stringent threshold requirement on these bonuses, resulting in no bonuses being awarded under the Level One Plan if the return on capital for the calendar year is less than 20%.

In addition to this threshold, the Committee retains discretion to reduce (but not to increase) the bonuses determined in accordance with the Level One Plan based upon relative performance analysis and its judgment. The relative performance analysis generally focuses on the Company’s growth in operating earnings, return on invested capital and total stockholder return and may be supplemented with other analysis the Committee deems appropriate. The Committee compares the Company’s results with respect to these factors to the results of a peer group of other metal manufacturing companies and relevant equity market indices. The peer companies (the “Peer Group”) are:

A.M. Castle & Co.	Compass Minerals International	Hecla Mining Co.	Materion	RTI International Metals Inc.

Amcol International Corp.	Eagle Materials, Inc.	Horseheads Holding Corp.	Metals USA Holdings	Schnitzer Steel Industries Inc. - A

Carpenter Technology	Golden Star Resources Ltd.	Intrepid Potash Inc.	Newmarket Corp.	Stillwater Mining Co.

Century Aluminum Company	Hayes International Inc.	Kaiser Aluminum Corp.	Olin Corp.	Thompson Creek Metals Co. Inc.

Coeur D'Alene Mines Corp.	Headwaters Inc.	Keystone Consolidated Industries	Olympic Steel Inc.	Titanium Metals Corp.

The Committee uses its judgment in making any reductions based upon these factors and may weigh some measures more heavily than others in making determinations.  Based upon its evaluation with respect to the 2012 calendar year, the Committee determined to award 80% of the maximum awards indicated by the formula under the Level One Plan (as well as under the Level Two Plan, described below) with respect to the period ended December 31, 2012. In making an assessment to utilize negative discretion, the Committee carefully compared the Company’s performance against peers in several different metrics to come up with a view on overall relative performance. Those metrics evidenced the quantitative differences in relative performance between the Company and its peers. The Committee then used its judgment to set a 20% negative discretion adjustment. It should be noted that this negative discretion was applied to formula driven awards that, at their highest, were already more than 70% below prior year awards.

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The Level One Plan is intended to comply with requirements of Section 162(m) of the Code, pertaining to performance-based compensation, and accordingly, the bonus pool is capped at a maximum of $20 million, although the aggregate bonus pool amount is expected to be significantly lower.

The positions of Executive Chairman and Chief Executive Officer currently are separated. The Board believes that this structure best serves the Company’s needs at this time. The current structure reflects the significantly different services provided by Mr. Kestenbaum and Mr. Bradley. Mr. Kestenbaum, as the founder of the Company and in view of his business experience, has special insight into the industry and the Company’s strategic position in the industry. He principally focuses on growth, business development and other strategic issues. Further, in his position as Executive Chairman, he helps maintain separate oversight of management and provides an interface between the Board and management. Mr. Bradley, as Chief Executive Officer, principally focuses on managing and directing operational matters, including in conjunction with the Chief Financial Officer, financial and administrative matters, including periodic reporting. In recognition of the special contributions of Mr. Kestenbaum, as the founder of the Company, and in setting the growth strategy for the Company, and in recognition that it would be extremely difficult to find a suitable replacement for Mr. Kestenbaum, the Executive Chairman is entitled to 70% of the Level One Plan pool amount, and the Chief Executive Officer is entitled to 30% of the Level One Plan pool amount.

All payments under the Level One Plan are made in accordance with a deferral schedule which provides that 20% of the payout will be deferred for pool amounts between $2 million and $5 million, increasing incrementally to 100% for pool amounts between $15 million and $20 million. All deferred amounts are awarded in restricted stock units (RSUs) that settle in cash, vest proportionally over three years and are not paid out until the end of the third year. The Committee and the Board view the deferral of a significant portion of the bonuses into RSUs, which ties the deferred amounts to the performance of the Stock, as important factors in mitigating risks associated with the Level One Plan.

The Level One Plan permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20% match in the form of additional RSUs on voluntarily deferred amounts.  RSUs granted with respect to voluntarily deferred amounts also vest over three years but are not paid out until the end of the third year.

Level Two Plan.  The Annual Executive Bonus Plan for the Chief Financial Officer and the Chief Legal Officer (the “Level Two Plan”) provides for a formulaic, non-discretionary (other than negative discretion) annual cash bonus based upon results for the calendar year. These awards also are intended to constitute performance-based compensation under Section 162(m) of the Code. The thresholds and percentage amounts for these awards were set at levels intended to provide competitive bonuses at levels of modified EBITDA and modified cash flow that are proportionately comparable to the results of peer companies and to provide superior bonuses for superior results.

Mr. Ragan’s award provides that he would receive a payment with respect to each of calendar years 2013, 2014 and 2015, calculated as a percentage of modified EBITDA and modified free cash flow for such years. If 80% of modified EBITDA plus 20% of modified free cash flow for such year is equal to or less than $160,000,000, the total of Mr. Ragan’s award and individual bonus (described below) is capped at $1,000,000. If 80% of modified EBITDA plus 20% of modified free cash flow for such year exceeds $160,000,000, the award is capped at $1,200,000. In addition to the award, Mr. Ragan is entitled to an annual bonus with respect to 2013, 2014 and 2015 based upon Mr. Ragan achieving certain individual performance goals adopted, or to be adopted, by the Compensation Committee in consultation with the Executive Chairman and the Chief Executive Officer with respect to such years.

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Mr. Lebowitz’s award provides that he would receive a payment with respect to each of calendar years 2012, 2013, 2014 and 2015, calculated as a percentage of modified EBITDA and modified free cash flow for such years. Pursuant to the awards granted to Mr. Lebowitz in March 2012 and March 2013, the total award was capped at $1,000,000 per year. Pursuant to the employment agreement entered into by the Company and Mr. Lebowitz on July 8, 2013, (a) if 80% of modified EBITDA plus 20% of modified free cash flow for the calendar year is equal to or less than $160,000,000, the total of Mr. Lebowitz’s award and individual bonus (described below) is capped at $900,000 in each of 2013, 2014 and 2015, and (b) if 80% of modified EBITDA plus 20% of modified free cash flow for the calendar year exceeds $160,000,000, the award is capped at $1,100,000 in each of 2013, 2014 and 2015. Mr. Lebowitz’s new employment agreement provides that the award will be pro-rated for any partial year, meaning that Mr. Lebowitz’s award in 2013 will be equal to the sum of (i) the award as calculated pursuant to the March 2013 award pro-rated for the period between January 1, 2013 and June 19, 2013 and (ii) the award as calculated pursuant to Mr. Lebowitz’s new employment agreement pro-rated for the period commencing on June 20, 2013 and ending on December 31, 2013. In addition to the award, Mr. Lebowitz was entitled to an annual bonus with respect to 2012 and is entitled to an annual bonus with respect to 2013, 2014 and 2015, based on achieving certain individual performance goals adopted, or to be adopted, by the Compensation Committee in consultation with the Executive Chairman and the Chief Executive Officer with respect to such years.

Mr. Appelbaum’s award provided that he would receive a payment with respect to each of calendar years 2012, 2013 and 2014 calculated as a percentage of the modified EBITDA and modified free cash flow for such years. The award to Mr. Appelbaum was capped $1,050,000 if 80% of modified EBITDA plus 20% of modified free cash flow for such year was equal to or less than $160,000,000 and was capped at $1,400,000 if 80% of modified EBITDA plus 20% of modified free cash flow for such year exceeded $160,000,000. In addition to the award, Mr. Appelbaum was entitled to an annual bonus with respect to 2012, 2013 and 2014, based on achieving certain individual performance goals to be adopted by the Compensation Committee in consultation with the Executive Chairman and the Chief Executive Officer with respect to such years. Mr. Appelbaum received a payment pursuant to this award with respect to calendar 2012, and in connection with Mr. Appelbaum’s resignation, the award was terminated with respect to the subsequent years.

Payments under the Level Two Plan are made in accordance with a deferral schedule which provides that no amounts will be deferred if the sum of 80% of modified EBITDA plus 20% of modified free cash flow is below $70,000,000, increasing incrementally to 37.7% if the sum of 80% of modified EBITDA plus 20% of modified free cash flow equals or exceeds $200,000,000. All deferred amounts are awarded in RSUs that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.

The payment of any award under the Level Two Plan is subject to the Company meeting the threshold performance requirement that the fraction determined by dividing modified EBITDA for the calendar year divided by the average committed capital, as defined in the Level One Plan, for the year, exceed 20%. In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shut-down expenses or transaction expenses for acquisition or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation. In addition the Committee retains discretion to reduce the deferred awards determined by the Level Two Plan based upon relative performance analysis and other factors, as described above. Based upon its evaluation with respect to the 2012 calendar year, and in particular with a view of the Company’s relative performance in comparison to its peers, the Committee determined to award 80% of the maximum awards indicated by the formula under the Level Two Plan with respect to the period ended December 31, 2012.

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Calendar Year. As discussed above, the awards under the Level One Plan and the Level Two Plan are based upon modified EBITDA and modified free cash flow for calendar year periods. However, our financial results and compensation data are reported in this proxy statement on a June 30 fiscal year basis, making the correspondence between the Level One Plan and Level Two Plan awards for the calendar year periods and our financial results more difficult. In order to more readily demonstrate the alignment of these awards and our results, the following table sets forth the modified EBITDA and modified free cash flow, calculated as defined in the plans, for the years ended December 31, 2010, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013 and the corresponding awards paid under the Level One Plan and the Level Two Plan for these calendar years and accrued under the Level One Plan and the Level Two Plan for the six-month periods.

	Calendar Year (1)
	2010	2011	2012
Modified EBITDA	51,475,000	154,194,000	112,889,000
Modified free cash flow	26,228,000	125,657,000	120,349,000

Level One Plan Awards
Mr. Kestenbaum	3,252,000	10,394,000	6,405,000
Mr. Bradley	608,681	4,455,000	2,745,000

Level Two Plan Awards
Mr. Ragan	-	-	-
Mr. Lebowitz	560,000	692,000	633,000
Mr. Appelbaum	660,000	898,000	792,000

(1)	Amounts with respect to the calendar years were paid at year end.

TSR Plan. In March 2013, the Committee approved a plan to incentivize the named executive officers to improve the Company’s total stockholder return (“TSR”) for the calendar year ending December 31, 2013 (the “TSR Plan”). The plan provides that if the Company’s TSR for the year is positive and equals or exceeds the 50th percentile of the TSR’s for the Peer Group, the Executive Chairman, the Chief Executive Officer and the Chief Legal Officer will be entitled to cash awards equal to a target amount, subject to further vesting. Mr. Kestenbaum’s target amount is 75% of his base salary for the calendar year ended December 31, 2012, Mr. Bradley’s target amount is 50% of his base salary for the calendar year ended December 31, 2012 and Mr. Lebowitz’s target amount is 50% of his base salary for the calendar year ended December 31, 2012. Mr. Ragan is not participating in the TSR Plan because he was hired in May 2013, five months after the start of the measurement period. The TSR Plan is intended to comply with the requirements of Section 162(m) of the Code, and accordingly, each of the awards is capped at a maximum of $1,000,000. Fifty percent of all payouts under the TSR Plan will be deferred into RSUs that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.

The awards are subject to vesting based upon the Company’s TSR for the year. If the Company’s TSR equals or exceeds the 75th percentile of the TSR’s for the Peer Group for the year, between 75% and 100% of the award will vest, depending upon a comparison of the Company’s TSR for the three-year period ended December 31, 2013 to the TSR’s for the Peer Group for the three-year period. If the Company’s TSR equals or exceeds the 50th percentile of the TSR’s for the Peer Group for the year but is less than the 75th percentile, between 87.5% and 100% of the award will vest, depending upon a comparison of the Company’s TSR for the three-year period ended December 31, 2013 to the TSR’s for the Peer Group for the three-year period. Further, the payment of any award under the TSR Plan is subject to the Company meeting a threshold performance requirement that the fraction determined by dividing modified EBITDA by the average committed capital for each of the years in the three-year period exceed 20%.

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Individual Awards. In addition to the Level One Plan, the Level Two Plan and the TSR Plan, which are based upon our corporate performance, we have entered into individual bonus arrangements with Mr. Ragan and Mr. Lebowitz, and previously entered into an individual bonus arrangement with Mr. Appelbaum, to pay additional performance bonuses. With respect to Mr. Ragan and Mr. Lebowitz, the additional awards are based upon the achievement of individual performance goals. With respect to Mr. Appelbaum, the additional awards were based upon the achievement of corporate financial goals and individual performance goals.

Mr. Ragan’s employment agreement provides for a cash bonus of up to $200,000 with respect to calendar year 2013, 2014 and 2015, in each case based upon achieving certain individual performance goals adopted by the Committee in consultation with the executive chairman and the chief executive officer.

Mr. Lebowitz was entitled to a cash bonus of up to $165,000 with respect to calendar year 2012 and is entitled to a cash bonus of up to $180,000 with respect to calendar year 2013, 2014, and 2015, in each case based upon achieving certain individual performance goals adopted by the Committee in consultation with the executive chairman and the chief executive officer.

Mr. Appelbaum’s employment agreement provided for the payment of an additional performance bonus calculated as follows:

•	The amount for each of the calendar years 2012, 2013 and 2014 would be calculated as the sum of (a) 0.1% of modified EBITDA for such year and (b) 0.025% of modified free cash flow for such calendar year, subject to a maximum of $250,000.

•	The amount for the period of January 1, 2012 through December 31, 2012 would be increased by an additional $175,000 if 80% of modified EBITDA plus 20% of modified free cash flow for such calendar year exceeds $175,000,000.

•	The amount for the period of January 1, 2013 through December 31, 2013 would be increased by an additional $200,000 if 80% of modified EBITDA plus 20% of modified free cash flow for such calendar year exceeds $200,000,000.

In addition, the Committee agreed to award Mr. Appelbaum a cash bonus of up to $195,000 with respect to calendar years 2012, 2013 and 2014 based upon achieving certain individual performance goals adopted by the Committee in consultation with the executive chairman and the chief executive officer. Mr. Appelbaum received payments pursuant to these provisions with respect to calendar year 2012, and in connection with his resignation, the awards were terminated with respect to the subsequent years.

In connection with the individual performance goals, the Committee evaluated the officer’s personal performance goals and their individual performance on a qualitative and subjective basis. Based upon its evaluation with respect to the 2012 calendar year, the Committee determined to pay individual bonuses less than the maximum awards indicated by the individual bonus arrangements with respect to the period ended December 31, 2012.

Equity incentives. We believe that long-term performance is also incentivized through an ownership culture that encourages performance by executive officers through the grants of stock options or restricted stock. The Company’s equity benefit plans have been established to provide executive officers with incentives to help align their interests with the interests of the Company’s stockholders. We believe that equity benefit plans are an important retention tool for the executive officers.  The Company’s equity plans are not formulaic and rather are discretionary. As can be seen through an examination of past practice, executive officers have not received equity grants every year and in particular received no equity grants this past year.

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The equity benefit plans have provided the principal method for executive officers to acquire equity in the Company. The Company has granted stock options and restricted stock through the 2006 Employee, Director and Consultant Stock Plan, which was adopted by the Board and approved by stockholders to permit grants to employees, officers, directors, consultants, advisors and independent contractors. No stock options or restricted stock grants were made to the executive officers during the fiscal year ended June 30, 2013. On August 17, 2012, remaining outstanding stock options granted on or about April 30, 2009 were amended to add an alternative cash settlement feature that allowed the option holder to exercise the awards and receive a net cash payment from the Company rather than acquire shares. This was change was adopted to facilitate cash flow and to make it easier for holders to exercise their awards. No other terms were changed, and the economic benefit to the holder is identical before and after the amendment.

Retirement benefits.  Certain of the Company’s U.S. employees, including executive officers, are eligible to participate in the Company’s 401(k) plans. The 401(k) plans are intended to qualify as a tax qualified plan under Section 401 of the Code. The 401(k) plans provide that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, and that contribution receives a 25% match by the Company, up to 6% of salary, with a cap on salary. The Company does not provide supplemental retirement benefits to its executive officers, and the Committee takes this into consideration in connection with setting other compensation.

In fiscal 2012, the Committee approved the establishment of an Executive Deferred Compensation Plan. The plan permits the executive officers each calendar year to voluntarily elect to defer the receipt of up to 50% of their base salary and up to 50% of their annual cash bonus, up to an aggregate maximum of $1,000,000 for that year, into a deferral account maintained by the Company.

The participants may elect that amounts deferred be deemed to be invested in restricted stock units representing the right to receive in cash the value per share of the Company’s common stock based upon the fair market value on the specified payment date and/or one or more investment funds to be specified by the Committee. If a Participant elects that part or all of their annual bonus deferral amount be deemed invested in RSUs, the Company will credit to the participant’s deferral account an additional amount equal to 20% of such bonus deferral. The Company made this matching commitment because it seeks to reward participants who choose to align themselves with stockholders and defer already earned compensation and align it squarely with the performance of the Company’s stock performance. The matching contribution for each year will vest in accordance with the terms of the applicable bonus plan, subject to acceleration as specified in the bonus plan or the participant’s employment agreement.

A participant may elect to have payment of the vested deferred amounts begin as of the sixth month anniversary of their separation from service or a January date that is not less than three years after the year in which the election is made or later than the January following the participant’s sixty-fifth birthday (or such other period established by the Committee). Payment would be accelerated upon death, disability or other separation from service, and a participant may elect upon initial deferral that payment be accelerated upon a change in control of the Company.

Other benefits.  The Company provides medical insurance to certain full-time employees, including executive officers. Executive officers generally do not receive any perquisites.  From time to time, the Company has provided relocation expenses in connection with the relocation of executive officers to the geographic area of the Company’s corporate headquarters in New York. We intend to continue to provide relocation expenses in the future, as necessary, to obtain the services of qualified individuals.

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Clawback. The Level One Plan, the Level Two Plan and the TSR Plan, because their awards are determined based upon the Company’s financial results, include clawback provisions which provide that if the Board determines that (a) there was executive misconduct during an applicable period in the preparation of the financial results for that period that results in a restatement, (b) the restatement is material and (c) the executive is found to have actively participated in such executive misconduct, the Committee will determine the extent, if any, that (x) the achievement of the threshold performance requirements were overstated as a result of the restatement and (y) a portion or all of the award will be returned to the Company.

Ownership requirements. The Board has established ownership requirements of 20 times base salary for the Executive Chairman, 10 times base salary for the Chief Executive Officer and 5 times base salary for the Chief Financial Officer and the Chief Legal Officer. The Executive Chairman currently owns shares with a value substantially in excess of 20 times his base salary.  The Chief Executive Officer is required to meet this requirement within five years from adoption in October 2010. The Chief Legal Officer is required to meet this requirement within five years from adoption in February 2013. The Chief Financial Officer is required to meet this requirement within five years of his start date of employment in May 2013. The ownership requirements are staged and with certain amounts needing to be met each of the years of the period. For the purposes of these requirements, the value of common stock is measured at the end of each quarter based upon the closing stock price, the value of vested and unvested options is based on each option’s estimated after-tax value divided by the closing stock price and the value of vested and unvested RSUs is based on the RSUs’ estimated after-tax value divided by the closing stock price. If an executive officer chooses to use proceeds of an option or RSU exercise to purchase equity required this policy, the Company will pay the brokerage commissions associated with such purchase.

Federal Tax Considerations Under Code Sections 162(m) and 409A

Section 162(m) of the Code limits the Company’s deduction for federal income tax purposes to not more than $1,000,000 of compensation paid to specified executive officers in a calendar year. Compensation above $1,000,000 may be deducted if it is performance-based compensation within the meaning of Section 162(m).  To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, we have not adopted a policy that requires all compensation to be deductible.  However, we evaluate the effects of the compensation limits of Section 162(m) on any compensation we approve and expect to provide future compensation in a manner consistent with the Company’s best interests.  In this regard, the Level One Plan, the Level Two Plan and the TSR Plan are intended to qualify as performance-based compensation plans.

Section 409A of the Code addresses the tax treatment of nonqualified deferred compensation benefits and provides for significant taxes and penalties in the case of payment of nonqualified deferred compensation.  We currently intend to structure our executive compensation programs to avoid triggering these taxes and penalties under Section 409A.

Accounting Considerations

The Company recognizes share-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (ASC 718). Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation, including stock options, over the vesting period of the award.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Donald G. Barger, Jr., Chairman
Thomas A. Danjczek

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EXECUTIVE COMPENSATION

Summary Executive Officer Compensation Table

The following table sets forth annual compensation for the fiscal years ended June 30, 2013, 2012 and 2011 of our principal executive officer, our principal financial officer, our former principal financial officer and our two other most highly compensated executive officers in the fiscal year ended June 30, 2013. We refer to these persons as our “Named Executive Officers.”

	Fiscal			Stock	Option	Non-Equity Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards (2)	Compensation (3)	Compensation	Total

Alan Kestenbaum	2013	$995,000	$-	$-	$-	$2,128,000	$3,731	$3,126,731
Executive Chairman	2012	995,000	-	-	4,530,000	9,290,100	-	14,815,100
and Director	2011	866,932	-	1,968,519	-	7,541,900	4,200	10,381,551
Jeff Bradley	2013	700,000	-	-	-	912,000	4,075	1,616,075
Chief Executive Officer	2012	700,000	-	-	2,378,250	3,981,900	7,175	7,067,325
	2011	608,681	-	-	-	2,447,781	-	3,056,461
Joseph Ragan	2013	53,125	161,986	-	-	-	638	215,749
Chief Financial Officer (4)
Malcolm Appelbaum	2013	350,000	133,000	-	-	121,000	3,825	607,825
Chief Financial Officer (5)	2012	341,667	290,000	298,772	1,258,973	668,230	7,425	2,865,066
	2011	300,000	195,000	-	-	472,770	-	967,770
Stephen Lebowitz	2013	277,740	152,000	-	-	93,000	3,887	526,627
Chief Legal Officer	2012	275,000	165,000	-	622,875	513,705	3,270	1,579,850
	2011	275,000	165,000	-	-	440,295	4,080	884,375

(1)	Reflects the fair market value of the award on the grant date calculated by multiplying the number of shares awarded by the grant date fair value of the award.
(2)	Option award valuation was performed using a Black-Scholes option pricing model. Option life was estimated based on the average of the vesting term and contractual life of the option award. The risk free rate used in the model was the zero-coupon government bond interest rate at the time of option grant of the instrument with the term closest to the estimated option life. The expected dividend yield is estimated over the expected life of the options based on our historical annual dividend activity. Volatility reflects movements in our stock price over the most recent historical period equivalent to the expected life of the options. However, since historical trading data related to the Company’s common stock does not exceed the expected life of certain options, the expected volatility over the term of these options is estimated using the historical volatility of similar companies.
(3)	Incentive compensation under the Level One Plan and the Level Two Plan is calculated based upon the calendar year. The amounts shown for fiscal year 2013 are composed of the portion of the awards paid with respect to the six months ended December 31, 2012 and the portion of the awards accrued with respect to the six months ended June 30, 2013, the amounts shown for fiscal year 2012 are composed of the portion of the awards paid with respect to the six months ended December 31, 2011 and the portion of the awards accrued with respect to the six months ended June 30, 2012 and the amounts shown for fiscal year 2011 are composed of the portion of the awards paid with respect to the six months ended December 31, 2010 and the portion of the awards accrued with respect to the six months ended June 30, 2011.
(4)	Mr. Ragan was appointed to be Chief Financial Officer effective May 20, 2013.

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(5)	Mr. Appelbaum ceased to serve as Chief Financial Officer upon the effectiveness of Mr. Ragan’s appointment and resigned on August 30, 2013, following the filing of our annual report.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of non-equity incentive awards that we made during the fiscal year ended June 30, 2013 to each of the Named Executive Officers. The non-equity awards were made under the Level One Plan, the Level Two Plan and the TSR Plan. No equity awards were made during the fiscal year ended June 30, 2013.

	Grant		Estimated Future Payouts Under Non- Equity Incentive Plan Awards				All Other Stock Awards: Number of Share of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target		Maximum		Units	Option	Awards	Awards
		$	$		$		(#)	(#)	$	$
Alan Kestenbaum		—	7,700,000	(1)		(2)
Alan Kestenbaum		—	653,000	(3)	746,250
Jeff Bradley		—	3,300,000	(1)		(2)
Jeff Bradley		—	306,300	(3)	350,000
Joseph Ragan		—	665,000	(1)(4)	1,200,000
Stephen Lebowitz		—	590,000	(1)	1,100,000
Stephen Lebowitz		—	120,300	(3)	137,500

(1)	The payment of any award under the Level One Plan and the Level Two Plan is subject to the Company meeting a threshold performance requirement that the fraction determined by dividing modified EBITDA by the committed capital for the year exceeding 20%. The Target amounts shown assume that the Company meets the return on capital requirement.

(2)	Under the Level One Plan, the potential bonus pool is capped at a maximum of $20 million, although the aggregate bonus pool amount is expected to be significantly lower. The Executive Chairman is entitled to 70% of the pool amount, and the Chief Executive Officer is entitled to 30% of the pool amount.

(3)	Under the TSR Plan, the potential awards are subject to vesting based upon the Company’s TSR for the year. If the Company’s TSR equals or exceeds the 75th percentile of the TSRs for the Peer Group for the year, between 75% and 100% of the award will vest, depending upon a comparison of the Company’s TSR for the three-year period ended December 31, 2013 to the TSRs for the Peer Group for the three-year period. If the Company’s TSR equals or exceeds the 50th percentile of the TSRs for the Peer Group for the year but is less than the 75th percentile, between 87.5% and 100% of the award will vest, depending upon a comparison of the Company’s TSR for the three-year period ended December 31, 2013 to the TSRs for the Peer Group for the three-year period. Further, the payment of any award under the TSR Plan is subject to the Company meeting a threshold performance requirement that the fraction determined by dividing modified EBITDA by the average committed capital for each of the years in the three-year period exceed 20%. The Target amounts shown assume that the Company meets the return on capital requirement and achieves a positive TSR at the 50th percentile for the year and three-year periods.

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(4)	For calendar 2013, Mr. Ragan will receive a minimum award of $250,000 divided by 365 multiplied by the number of days worked in 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding stock options and restricted shares held by our Named Executive Officers at June 30, 2013. All of these options and restricted shares were granted under our 2006 Employee, Director and Consultant Stock Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Alan Kestenbaum	1,500,000	—		4.00	04/30/14
Alan Kestenbaum	218,750	281,250	(1)	18.81	08/11/16
Alan Kestenbaum						108,578	(2)	1,180,243
Jeff Bradley	600,000	—		4.00	04/30/14
Jeff Bradley	150,000	—		5.00	05/15/14
Jeff Bradley	114,844	147,656	(1)	18.81	08/11/16
Joseph Ragan	-	-		-	-
Malcolm Appelbaum	38,281	49,219	(1)	18.81	08/11/16
Malcolm Appelbaum	—	61,136	(3)	14.72	09/01/17
Malcolm Appelbaum						20,380	(4)	221,531
Stephen Lebowitz	100,000	—		4.00	04/30/14
Stephen Lebowitz	21,500	—		12.00	01/08/15
Stephen Lebowitz	28,500	—		12.00	01/13/15
Stephen Lebowitz	30,078	38,672	(1)	18.81	08/11/16

(1) Option vests quarterly over four years through August 11, 2015.

(2) Restricted shares cliff vest on November 13, 2020.

(3) Option cliff vests on December 31, 2014.

(4) RSU’s cliff vest on December 31, 2014.

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Option Exercises and Stock Vested

The table below summarizes the options exercised and the restricted stock awards vested during the year ended June 30, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Alan Kestenbaum	—	—
Jeff Bradley	—	—
Joseph Ragan	—	—
Stephen Lebowitz	50,000	557,000
Malcolm Appelbaum	250,000	2,785,000

(1) Value equals number of shares multiplied by the market value on exercise date less exercise price.

Nonqualified Deferred Compensation

The following table provides information about compensation deferred on a non-tax qualified basis during our fiscal year ended June 30, 2013 by each of our Named Executive Officers.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)

Alan Kestenbaum	1,372,000	(1,090,202)	-	4,366,557
Jeff Bradley	588,000	(467,451)	-	1,871,998
Joseph Ragan	-	-	-	-
Malcolm Appelbaum	33,000	(58,850)	-	240,228
Stephen Lebowitz	29,000	(47,083)	-	191,709

(1) Under the Level One Plan and the Level Two Plan, payouts are made in accordance with deferral schedules which requires that certain bonus amounts be deferred. All deferred amounts are awarded in restricted stock units (RSUs) that settle in cash, vest proportionally over three years and are not paid out until the end of the third year. The entries reflect the amounts of the Named Executive Officers’ cash bonus that were required to be deferred during our fiscal year ended June 30, 2013. The aggregate earnings reflect the net increase or decrease in the value of the stock during the fiscal year, and the aggregate balances at last fiscal year end reflect the closing price of the common stock on June 30, 2013.

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Summary Director Compensation Table

The following table sets forth information regarding compensation earned during our fiscal year ended June 30, 2013 by our non-employee directors.

	Fees Earned	Option	Stock
Name	or Paid in Cash	Awards	Awards	Total

Donald G. Barger, Jr.	$84,000	$-	$30,000	$114,000
Thomas A. Danjczek	72,000	-	30,000	102,000
Stuart E. Eizenstat	45,000	-	30,000	75.000
Franklin L. Lavin	57,750	-	30,000	87,750
Alan R. Schriber	48,750	-	-	48,750

Employment Agreements

The following is a description of the terms of the employment agreements with each of the Named Executive Officer. Each of the agreement also provides for certain payments upon death or disability and certain payments and severance upon termination by the Company without cause or termination by the executive for good reason as described below in “Potential Payments upon Termination or Change of Control.”

Alan Kestenbaum. On January 27, 2011, we entered into a new employment agreement with Mr. Kestenbaum, following approval by the Compensation Committee. In accordance with the agreement, Mr. Kestenbaum continues to serve as our Executive Chairman. The agreement also provides that throughout the term of the agreement, we shall seek election of Mr. Kestenbaum to the Board. The agreement provides for a four-year term, effective as of November 13, 2010. At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Kestenbaum has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Kestenbaum’s annual base salary is $995,000, subject to any increase as determined by the Compensation Committee. Upon entering the agreement, the Compensation Committee also awarded Mr. Kestenbaum 108,578 shares of restricted common stock, which vest on the tenth anniversary of the commencement date of the agreement if Mr. Kestenbaum is then employed by the Company, subject to earlier vesting and delivery in certain circumstances described below. Mr. Kestenbaum is eligible for an annual bonus pursuant to the Company’s Level One Plan and other bonuses, stock options and/or other stock benefits at the discretion of the Board. Furthermore, Mr. Kestenbaum is entitled to certain insurance and leave benefits. The agreement requires Mr. Kestenbaum to protect the confidentiality of the Company’s proprietary and confidential information, and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the Company’s customers or hire the Company’s employees.

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Jeff Bradley. On July 5, 2011, we entered into a new employment agreement with Mr. Bradley, following approval by the Compensation Committee. In accordance with the agreement, Mr. Bradley continues to serve as our Chief Executive Officer. The agreement provides for a four-year term, effective as of May 25, 2011. At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Bradley has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Bradley’s annual base salary is $700,000, subject to any increase as determined by the Compensation Committee. Mr. Bradley is eligible for an annual bonus pursuant to the Level One Plan and other bonuses, stock options and/or other stock benefits at the discretion of the Board. Furthermore, Mr. Bradley is entitled to certain insurance and leave benefits. The agreement requires Mr. Bradley to protect the confidentiality of the Company’s proprietary and confidential information and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

Joseph Ragan. On May 30, 2013, we entered into a new employment agreement with Mr. Ragan. In accordance with the agreement, Mr. Ragan serves as our Chief Financial Officer. The agreement provides for a three year term, effective as of May 21, 2013. At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Ragan has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Ragan’s annual base salary is $450,000, subject to any increase as determined by the Compensation Committee. In connection with entering into the agreement, Mr. Ragan was awarded a cash bonus. The agreement also provides for the payment of a performance bonus based upon “modified EBITDA” and “modified free cash flow” for the calendar years 2013, 2014 and 2015. In addition, Mr. Ragan is also entitled to an additional annual bonus with respect to 2013, 2014 and 2015, based on achieving certain individual performance goals to be adopted by the Compensation Committee in consultation with the Executive Chairman and the Chief Executive Officer with respect to such years. Mr. Ragan is also eligible for bonuses pursuant to the Company’s 2012 Long-Term Incentive Plan. Furthermore, Mr. Ragan is entitled to certain insurance and leave benefits. The agreement requires Mr. Ragan to protect the confidentiality of the Company’s proprietary and confidential information and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

Stephen Lebowitz. On July 8, 2013, we entered into a new employment agreement with Mr. Lebowitz. In accordance with the agreement, Mr. Lebowitz continues to serve as our Chief Legal Officer. The agreement provides for a three year and six month term, effective as of June 20, 2013. At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Lebowitz has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Lebowitz’s annual base salary is $375,000, subject to any increase as determined by the Compensation Committee. In connection with entering into the agreement, Mr. Lebowitz was awarded stock appreciation rights. The agreement also provides for the payment of a performance bonus based upon “modified EBITDA” and “modified free cash flow” for the calendar years 2013, 2014, and 2015. In addition, Mr. Lebowitz is also entitled to an additional annual bonus with respect to 2013, 2014, and 2015, based on achieving certain individual performance goals to be adopted by the Compensation Committee in consultation with the Executive Chairman and the chief executive officer with respect to such years. Mr. Lebowitz is also eligible for bonuses pursuant to the Company’s 2012 Long-Term Incentive Plan. Furthermore, Mr. Lebowitz is entitled to certain insurance and leave benefits. The agreement requires Mr. Lebowitz to protect the confidentiality of the Company’s proprietary and confidential information and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

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Malcolm Appelbaum. On November 30, 2011, we entered into a new employment agreement with Mr. Appelbaum, following approval by the Compensation Committee. In accordance with the agreement, Mr. Appelbaum continued to serve as our Chief Financial Officer. The agreement provided for a three year and four month term, effective as of September 1, 2011. Mr. Appelbaum’s annual base salary was $350,000, subject to any increase as determined by the Compensation Committee. In connection with entering into the agreement, Mr. Appelbaum was awarded a cash bonus, restricted stock units and stock options. The agreement also provides for the payment of a performance bonus based upon “modified EBITDA” and “modified free cash flow” for the calendar years 2011, 2012, 2013 and 2014. In addition, Mr. Appelbaum was also entitled to an additional annual bonus with respect to 2012, 2013 and 2014, based on achieving certain individual performance goals to be adopted by the Compensation Committee in consultation with the executive chairman and the chief executive officer with respect to such years. Mr. Appelbaum was also eligible for bonuses pursuant to the Company’s 2012 Long-Term Incentive Plan. Furthermore, Mr. Appelbaum was entitled to certain insurance and leave benefits. The agreement required Mr. Appelbaum to protect the confidentiality of the Company’s proprietary and confidential information and it further provided, if he was terminated for cause, resigned without good reason or was terminated or resigned in connection with a change of control, that for two years after termination he would not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

On March 20, 2013, Mr. Appelbaum entered into an agreement to depart as Chief Financial Officer by the later of August 31, 2013 or the date that our Annual Report on Form 10-K for the fiscal year ending June 30, 2013 is filed with the Securities and Exchange Commission and attendant investor calls are completed. We agreed to pay him his base salary at the rate in effect as of December 31, 2012 and provide him with certain benefits in which he participated as of December 31, 2012 through the termination of his employment. He agreed that he would not be entitled to any cash bonus or performance payment with respect to the period after December 31, 2012 or award under the Company’s Long-Term Incentive Plan with respect to the period after December 31, 2012. We paid him his 2012 award under the Level Two Plan in accordance with the terms of the plan. His outstanding options will continue in accordance with their existing terms and his awards of RSU’s will continue to vest and to settle in accordance with their existing terms. The timing and settlement of the RSUs are subject to Section 409A of the Code. During his remaining employment with the Company and for a period of two years thereafter, Mr. Appelbaum agreed not to, directly or indirectly, engage in any business that competes with the Company, solicit any employee to terminate their employment with the Company, hire any person who was an employee of the Company, or divert the business or patronage of any of customers of the Company.

Potential Payments upon Termination or Change of Control

The employment agreements the company has entered with Mr. Kestenbaum, Mr. Bradley, Mr. Ragan, Mr. Lebowitz and Mr. Appelbaum provide that if the executive’s employment terminates by reason of his death or disability, he would be entitled to payment of all vested and unvested incentive awards, payment of pro rata incentive awards for the then current plan year and, in the case of Mr. Kestenbaum, full vesting of the his long-term stock award. If the executive’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive the foregoing items plus a lump sum severance payment comprised of a multiple of his base pay and the value of his Incentive Awards and the pre-tax cost of between one and two years’ COBRA coverage for himself and his family under the Company’s health plans. Nonrenewal of the term by the Company shall be treated as a termination without cause. The multiple for Mr. Kestenbaum is 2.0, for Mr. Bradley is 1.5, for Mr. Ragan is 1.0, for Mr. Lebowitz is 1.0 and for Mr. Appelbaum was 2.0.

If the executive’s employment is terminated by the Company during the six-month period before or the two-year period after a change of control of the Company as defined in the agreement (the “Protection Period”) (other than for cause, disability or as a result of his death), or if he terminates his employment during the Protection Period for good reason, the executive shall be entitled to the same payments as upon termination without cause or for good reason, except that the lump sum severance payment shall be an amount equal to a multiple of the sum of his average base pay and his average Incentive Awards for the past five years. The multiple for Mr. Kestenbaum is one dollar less than three times, for Mr. Bradley is 2.0, for Mr. Ragan is 1.0, for Mr. Lebowitz is 1.5 and for Mr. Appelbaum was 2.0. If the payments to the executive upon termination following a change of control would be subject to the excise tax under Section 4999 of the Code, a nationally recognized certified public accounting firm selected by the Company shall determine whether to reduce the payments so that the value shall not exceed the safe harbor amount specified in Section 280G(b)(3) of the Code. The payments shall be reduced if the accounting firm determines that the executive would receive a greater net-after tax amount if the aggregate payments were so reduced.

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Under the agreements, “good reason” generally means: a material reduction of compensation, the assignment of duties substantially inconsistent with, or a reduction of, responsibilities then in effect or a material breach of the agreement. With respect to the Executive Chairman and Chief Executive Officer, “cause” generally means conviction of a felony causing material harm to the Company or any crime involving material fraud or embezzlement with respect to the Company’s property or a breach of the agreement after written notice and thirty days opportunity to cure, and with respect to the Chief Financial Officer and Chief Legal Officer, “cause” generally means indictment or conviction of a felony or any crime involving moral turpitude, dishonesty, fraud or embezzlement, failure to perform duties as reasonably directed or a breach of a material term of the agreement after written notice and thirty days opportunity to cure or commission of any act involving bad faith, moral turpitude, dishonesty, fraud, embezzlement, disloyalty or other similar conduct.

The table below reflects the amount of compensation to each of our Named Executive Officers upon termination of such executive’s employment following: voluntary resignation, involuntary termination not-for-cause or voluntary termination for good reason, involuntary termination for cause, termination on death or disability and termination following a change of control. The amounts shown assume that such termination was effective on June 30, 2013 and thus include amounts earned through such time and estimates of amounts that would be paid out to the executives on their termination. The actual amount to be paid can only be determined at the time of such executive’s termination.

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		By Company
		Without
		Cause or by				Following a
		Officer for	By Company			Change of
Named Executive Officer	Voluntary	Good Reason	for Cause	Death	Disability	Control

Alan Kestenbaum
Salary and Bonus	—	$18,789,000	$-	$-	$-	$24,408,443
Continuation of Benefits	—	66,908	-	-	-	66,908
Value of Accelerated Long Term Award (1)	—	1,180,243	-	1,180,243	1,180,243	1,180,243
Total	—	20,036,151	-	1,180,243	1,180,243	25,655,594
Jeff Bradley
Salary and Bonus	—	5,167,500	-	-	-	7,225,791
Continuation of Benefits	—	50,181	-	-	-	50,181
Value of Accelerated Stock Options	—	-	-	-	-	-
Total	—	5,217,681	-	-	-	7,275,972
Joseph Ragan
Salary and Bonus		536,986	-	86,986	89,986	450,000
Continuation of Benefits		33,454	-	-	-	33,454
Total		570,440	-	89,986	89,986	483,454
Stephen Lebowitz
Salary and Bonus	—	1,098,000	187,500	90,000	90,000	1,602,000
Continuation of Benefits	—	33,454	-	-	-	33,454
Value of Accelerated Restricted Shares (1)	—	-	-	-	-	-
Total	—	1,131,454	187,500	90,000	90,000	1,635,454
Malcolm Appelbaum (2)
Salary and Bonus	—	350,000	-	-	-	-
Continuation of Benefits	—	33,454	-	-	-	-
Value of Accelerated Stock Options (1)	—	221,531	-	-	-	-
Total	—	604,985	-	-	-	-

(1)	The amount represents the intrinsic value of the accelerated amount of the awards, based upon the closing price of $10.87 on June 28, 2013 on NASDAQ.
(2)	Under Mr. Appelbaum’s separation agreement, there are no change in control benefits with respect to the year ended June 30, 2013.

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STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2014 annual meeting proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119 in care of our Corporate Secretary by no later than the close of business on June 30, 2014 to be considered for inclusion in Globe’s proxy material relating to such meeting.

In addition, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2013 annual meeting, other than a stockholder proposal presented under Rule 14a-8, must give notice to our Corporate Secretary between June 30 and July 29, 2014. A stockholder notice to the Corporate Secretary must set forth each matter the stockholder proposes to bring before the annual meeting.

Certain Relationships and Related Transactions

The following is a description of the transactions we have engaged in since the beginning of our fiscal year ended June 30, 2013, with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

We have entered into agreements with Marco International, an affiliate of Mr. Kestenbaum, to sell ferrosilicon and calcium silicon powder. Net sales to Marco International of these products were $411,000 and $1,344,000, respectively, for the year ended June 30, 2013. At June 30, 2013, receivables from Marco International under these agreements totaled $0 and $0, respectively. We also have entered into agreements with Marco International to purchase carbon electrodes and rare earth materials. For the year ended June 30, 2013, Marco International billed $34,785,000 and $0 under these agreements. At June 30, 2013, payables to Marco International under these agreements totaled $0 and $0, respectively.

We believe that all of the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Pursuant to the Company’s policies, including Code of Business Conduct and Ethics for the Directors, Officers and Employees, each of the above-referenced relationships and related transactions was subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors. We intend that all future transactions with related parties will be approved by a majority of the Board, including a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

There is no family relationship between any director or executive officer of Globe and any other director or executive officer of Globe.

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OTHER MATTERS

Costs of Solicitation

Globe will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by Globe directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. Globe will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

Annual Report

A copy of the Globe’s Annual Report on Form 10-K (without exhibits) for the year ended June 30, 2013, will be furnished without charge on written or telephonic request to One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, attention Corporate Secretary, or call (212) 798-8122. The Form 10-K is also available at our website www.glbsm.com.

Other Business

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in according with their best judgment.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY

October 28, 2013

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Appendix A

GLOBE SPECIALTY METALS, INC.

AUDIT COMMITTEE CHARTER

1.	Role. The role of the Audit Committee (the “Committee”) is to: (a) oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements; (b) monitor and make recommendations to the Corporation’s Board of Directors (the “Board”) regarding the auditing and integrity of the Corporation’s consolidated financial statements; (c) be directly responsible for the qualification, selection, retention, independence, performance and compensation of the Corporation’s independent auditors (“Auditors”), including resolution of disagreements between management and the Auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and have the Auditors report directly to the Committee; (d) provide oversight in respect of the Corporation’s internal audit and accounting and financial reporting processes; and (e) perform such other duties as are enumerated in and consistent with this Charter.

2.	Membership. The Committee’s membership will consist of three or more directors, each of whom shall be independent, as such term is defined in the applicable rules of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”), and the Board shall affirmatively determine that each Committee member has such independence and no relationship that, in the Board’s opinion, would interfere with his or her independent judgment. Each Committee member shall, at the time of his or her appointment to the Committee, be able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement. At least one Committee member shall be an “audit committee financial expert” as such term is defined by applicable SEC requirements and, as required by applicable Nasdaq rules, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall appoint the chairperson.

3.	Operations. The Committee will meet at least four times a year. Additional meetings may occur as the Committee or its chair deem advisable. The Committee will keep minutes of its proceedings and will report its actions to its next meeting. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Corporation’s certificate of incorporation or bylaws, or (c) the laws of the State of Delaware.

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4.	Authority.

a)	The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Corporation, and the Committee will take all necessary or appropriate action to preserve the privileged nature of those communications.

b)	Except as may otherwise be specifically authorized herein or required by the federal securities laws or Nasdaq rules, the Committee is not authorized to bind the Board or the Corporation without the Board’s prior approval set forth in a duly adopted resolution approved by a majority of the Board members who are independent as defined by Nasdaq Rule 4200(a)(15) as currently in effect.

5.	Responsibilities. The Committee’s principal responsibilities and functions are to review and provide guidance to the Board and management in respect of the principal financial reporting and audit policies of the Corporation, including:

a)	Direct responsibility for the qualification, selection, retention, independence, performance and compensation of the Auditor;

b)	Direct responsibility for the adoption of an Auditor non-audit services policy and approval of audit and non-audit services;

c)	Direct responsibility for discussion and recommendation of audited financial statements, review of financial reporting issues, review of earnings news releases and preparation of the Committee report included in the Corporation’s annual proxy statement;

d)	Obtaining from the Auditors a formal written statement delineating all relationships between the Auditors and the Corporation, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditors and taking, or recommending that the full Board take, appropriate action to oversee the independence of the Auditors;

e)	Providing oversight in respect of Securities Exchange Act Section 10A(b) discovery of illegal acts, conflicts of interest and ethical conduct review;

f)	Establishing procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation or its subsidiaries of concerns regarding questionable accounting or auditing matters;

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g)	Reviewing its performance and the adequacy of this Charter on an annual basis; and

h)	Reviewing other financial reporting or audit issues that the Board or management desires to have reviewed by the Committee.

While the matters set forth in clauses 5(a), (b) and (c) above shall be the exclusive responsibility of the Committee, the Committee should periodically consult with the Board in respect of such matters.

6.	Funding. The Corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a Board committee, for payment of:

a)	Compensation to any advisers employed by the Committee under section 4(a) above; and

b)	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

____________________

39

CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
GLOBE SPECIALTY METALS, INC.

Adopted September 15, 2009 and Amended October 17, 2013

A.	Purposes of the Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Globe Specialty Metals, Inc. (the “Company”) is to (i) evaluate and approve the compensation of the Company’s directors, executive officers and key employees, (ii) oversee directly or indirectly all compensation programs involving the use of the Company’s stock, and (iii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of shareholders, in accordance with applicable rules and regulations.

B.	Composition of the Committee

The Committee shall consist of at least two (2) members of the Board who are not employees of, or service providers to, the Company. The selection of the members of the Committee shall be made in accordance with (i) Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as amended (and any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, (ii) Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (and any successor to Rule 16b-3 as in effect from time to time), and (iii) the corporate governance rules of any national securities exchange that the Company is listed on. Each Committee member shall serve until a successor to such member is duly elected and qualified, or until such member’s resignation or removal from the Board or the Committee.

C.	Authority, Duties and Responsibilities of the Committee

The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s certificate of incorporation and bylaws:

1.          To take any and all actions which may be taken by the Board with respect to fixing the compensation level of officers and other senior executives of the Company, including, but not limited to, the development of compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress, after soliciting and taking account of management proposals.

2.          To adopt, amend and terminate any equity-based compensation plans (including, but not limited to, stock option, stock appreciation, restricted stock, stock bonus and stock purchase plans), pension and profit sharing plans, bonus plans, deferred compensation plans, and other similar programs (“Compensation Plans”) and to oversee the administration of the Compensation Plans in accordance with their terms, after soliciting and taking account of management proposals.

40

3.          To determine based on management input and proposals, and approve the form and amount of compensatory awards to eligible Company executives in accordance with the terms of the applicable Compensation Plans all as proposed by management for the Committee’s approval.

4.          To adopt and maintain policies and procedures relating to the granting of stock options, restricted stock and other equity-based compensation awards, including policies and procedures governing the timing and pricing of such awards after soliciting and taking account of management proposals.

5.          To approve all aspects of compensation for executive officers and directors after soliciting and taking account of management proposals

6.          To review and act upon such other compensation matters as the Board or the Executive Chairman of the Company wishes to have the Committee consider.

7.          To annually assist management in drafting the Company’s Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) by (i) providing the discussion and analysis to be included in the CD&A, (ii) participating in and overseeing the drafting of the CD&A and (iii) reviewing the CD&A with management and determining whether to recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement, as applicable.

8.          To prepare a report annually to be filed with the Company’s annual report on Form 10-K and proxy statement, as applicable, to state whether the Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, whether the Committee has recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement, as applicable.

9.          To report to the Board whenever it deems appropriate and shall be called upon to do so.

10.        To review and make recommendations to the full Board regarding the amount and types of compensation that should be paid to the Company’s outside directors, to ensure that such pay levels remain competitive, taking into account such factors as the Company’s size, industry characteristics, location, the practices at comparable companies in the same region, and such other factors as the Committee deems relevant.

11.         To monitor and ensure that independent directors continue to meet the applicable independence requirements of the SEC, Section 162(m) and any national securities exchange that the Company is listed on.

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12.          To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing, including, without limitation, to delegate to officers of the Company the authority to execute employment, severance and change in control agreements and other agreements with employees other than executive officers relating to Compensation Plans, and delegate to the Executive Chairman of the Company the authority to determine the size and number of option grants to employees in accordance with DE GCL Sec. 157(c).

13.          To do every other act incidental to, arising out of, or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

D.	Meetings and Procedures

The Committee will meet with such frequency, and at such times, and places and whether in person or electronically/telephonically as it determines is necessary to carry out its duties and responsibilities, but shall meet at least two times annually. The Committee may request that any director, officer or employee of the Company or the Company’s outside counsel or independent public accountants attend any meeting of the Committee (or portion thereof) and provide such information as the Committee requests, provided that the Chief Executive Officer may not be present during voting or deliberations by the Committee on his compensation.

The Committee has the power to form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Unless the Committee or the Board adopts other procedures, the provisions of the Company’s bylaws applicable to meetings of the Committee will govern meetings of the Committee.

The presence in person or by telephone, video or computer conference of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present or a unanimous written consent.

E.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance.

The Committee shall advise the Board of any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

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F.	Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities. The Committee may, in its sole discretion, retain such independent counsel or other consultants or advisers as the Committee deems necessary to discharge its responsibilities, and the Company shall provide appropriate funding, as determined by the Committee, for the reasonable compensation of such consultants. The Committee shall be directly responsible to retain, to determine the reasonable compensation of, to oversee the work of and to terminate any such consultant that is assisting the Committee in carrying out its responsibilities . Prior to selecting or receiving advice from such consultants, other than in-house counsel, the Committee shall take into consideration the independence factors specified in NASDAQ Stock Market Rule 5605(d)(3)(D).

*      *     *

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NOMINATING COMMITTEE CHARTER

1.	Role. The role of the Nominating Committee (the “Committee”) of the Board of Directors of Globe Specialty Metals, Inc. (the “Corporation”) is to consider and make recommendations to the Corporation’s Board of Directors (the “Board”) related to Board membership and to perform such other duties and responsibilities as are enumerated in or consistent with this Charter.

2.	Membership. The Committee membership will be comprised of two or more directors, each of whom shall be an “independent director” as defined in Nasdaq Rule 5605(a)(2). The Board shall appoint the chairperson of the Committee.

3.	Operations. The Committee will meet at least once a year. Additional meetings may occur as the Committee or its chairperson deem advisable. The Committee will keep minutes of its proceedings and will report its actions to the next meeting of the Board. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Corporation’s certificate of incorporation or bylaws, or (c) the Delaware General Corporation Law.

4.	Authority.

a)	The Committee will have authority necessary to discharge its duties and responsibilities.

b)	Except as may otherwise be specifically authorized herein or required by the federal securities laws or Nasdaq rules, the Committee is not authorized to bind the Board or the Corporation without the Board’s prior approval.

5.	Responsibilities. Subject to the Corporation’s bylaws, the principal responsibility and function of the Committee is to review and provide guidance to the Board about the composition of the Board, including:

a)	Identifying and recommending to the Board for nomination (based upon initial recommendations from the Chairman and other sources) individuals qualified to become Board members, consistent with qualification standards and other criteria approved by the Board for selecting directors;

b)	Reviewing and providing guidance on the independence of nominees, consistent with applicable federal and state regulations and Nasdaq requirements; and
c)	Reviewing and providing guidance on other nominating issues that the Board desires to have reviewed by the Committee.

6.	Self-Evaluation. The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance. The Committee shall advise the Board of any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

*     *     *

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GLOBE SPECIALTY METALS, INC.

C123456789

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 AM, EST, on December 3rd, 2013.

Vote by Internet

- Go to **www.investorvote.com/GSM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board recommends a vote FOR Item 1.

1. Election of six directors. Nominees (for the terms stated in the Proxy Statement):

01. Mr. Barger 02. Mr. Danjczek 03. Mr. Eizenstat 04. Mr. Kestenbaum 05. Mr. Lavin 06. Mr. Schriber

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

2. Such other matters as may come before the meeting.

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1UPX 1760611

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01Q2MC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The 2013 Annual Report and Proxy Statement are available at:
www.edocumentview.com/GSM

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GLOBE SPECIALTY METALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS DECEMBER 3, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Globe Specialty Metals, Inc. appoints Alan Kestenbaum, Jeff Bradley and Stephen Lebowitz with full power of substitution, as proxy to vote all shares of the undersigned in Globe Specialty Metals, Inc. at the Annual Meeting of Stockholders to be held on December 3, 2013, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the matters on the reverse side.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINATED DIRECTORS. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)